SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934

Filed by Registrant  X
Filed by a Party other than the Registrant
Check the appropriate box:
         Preliminary Information Statement
         Confidential, for Use of the Commission Only (as permitted by Rule
           14a-6(e)(2)
    X    Definitive Proxy Statement
         Definitive Additional Materials
         Soliciting Material Pursuant to Section 240.14a-11(c) or
           Section 240.14a-12

                           COACHMAN INCORPORATED
               (Name of Registrant as Specified in Charter)


  (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
              $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1) or
                Item 22(a)(2) of Schedule 14A.
              Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
                and 0-11.
         1)   Title of each class of securities to which transaction applies:


         2)   Aggregate number of securities to which transaction applies:


         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


         4)   Proposed maximum aggregate value of transaction:


         5)   Total fee paid:

   X     Fee paid previously with preliminary materials.

         Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)   Amount Previously Paid:


         2)   Form, Schedule or Registration Statement No.:


         3)   Filing Party:


         4)   Date Filed:




                   COACHMAN INCORPORATED
                     301 NW 63rd Street
                         Suite 500
               Oklahoma City, Oklahoma 73116

          NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                  To Be Held March 3, 1997

To the Stockholders of
COACHMAN INCORPORATED

         NOTICE IS HEREBY GIVEN that a Special Meeting of
Stockholders of Coachman Incorporated, a Delaware corporation (the "Corporation"), will be held at 10:00 a.m., March 3, 1997 at 301 N.W. 63rd Street, Suite 500, Oklahoma City, Oklahoma, for the following purposes:

         1. To authorize the increase of authorized Common Stock to 50,000,000 and to decrease the par value to $0.005 per share.

         2. To approve and authorize the Board of Directors to effect a reverse stock split of the Corporation's Common Stock on a 1 share for 5 shares basis and to increase or maintain the Corporation's authorized Common Stock at 50,000,000 shares, par value $0.005, at such time as the Corporation's Common Stock is accepted for listing on a national market;

         3. To transact such other business as may properly come before the meeting.

         Only stockholders of record at the close of business on January 31, 1997 are entitled to notice of and to vote at this meeting and any adjournment thereof. Such stockholders may vote in person or by proxy.
The stock transfer books of the Corporation will not be closed.

         Stockholders are invited to attend the meeting in person. Whether or not you plan on attending the meeting in person, it is important that your shares be represented and voted at the meeting in accordance with your instructions. Therefore, you are urged to fill in, sign, date and return the accompanying proxy in the enclosed envelope. No postage is required if mailed in the United States.

                                   By Order of the Board of Directors


                                           Dennis D. Bradford
                                           Chairman of the Board

Oklahoma City, Oklahoma
February 4, 1997




                   COACHMAN INCORPORATED
                     301 NW 63rd Street
                         Suite 500
               Oklahoma City, Oklahoma 73116

                      PROXY STATEMENT
                            FOR
              SPECIAL MEETING OF STOCKHOLDERS
                  To Be Held March 3, 1997


    This proxy statement is being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Coachman Incorporated, a Delaware corporation (the "Corporation"), to be used at a Special Meeting of Shareholders and at any adjournment or postponement thereof. This proxy statement and the accompanying form of proxy were first mailed to the holders of the Corporation's common stock on or about February 1, 1997.


         SOLICITATION OF PROXIES AND VOTING RIGHTS

    The presence, in person or by proxy, of the holders of 1/3 of the votes represented by the outstanding shares of the Corporation's common stock is necessary to constitute a quorum at the Special Meeting. Holders of shares as of January 31, 1997, are entitled to one vote per share of common stock and are not allowed to cumulate votes in the election of directors.

    Subject to the rights of Shareholders to revoke their proxies, the shares represented by each proxy executed in the accompanying form of proxy will be voted at the meeting in accordance with the instructions therein. Proxies on which no voting instructions are indicated will be voted FOR Proposals 1 and 2 and in the best judgment of the proxy holders on any other matter than may properly come before the Special Meeting. If a broker indicates on a proxy that it does not have discretionary authority to vote shares on a certain matter, those shares will not be considered present and entitled to vote with respect to that matter. If a shareholder indicates on a proxy card that such shareholder abstains from voting with respect to a proposal, the shares will be considered as present and entitled to vote with respect to that matter, and abstention will have the effect of a vote AGAINST the proposal.

    Shareholders have the unconditional right to revoke their proxies at any time prior to the voting of their proxies at the Special Meeting by giving written notice to the Secretary of the Corporation or by attending the Special Meeting and voting in person. The written notice may be in any form.

    The expenses of the solicitation of the proxies for the meeting, including the cost of preparing, assembling and mailing the notice, proxy, proxy statement and return envelopes, the handling and tabulation of proxies received, and charges of brokerage houses and other institutions, nominees or fiduciaries for forwarding such documents to beneficial owners, will be paid by the Corporation. The Corporation's Board of Directors believe that it controls a sufficient number of votes to approve the proposals without a solicitation of proxies. The Chairman of the Board who controls 1,106,538 shares, or 5.2% of the outstanding common stock, and will vote FOR the proposal, has received verbal confirmation from Robert Swain, Francisco Carvajal and One World Partners, an investment group managed by Johann Wong, that they will vote for the proposal. Mr. Swain controls 1,721,170 shares, or 8.0% of the outstanding common stock; Mr. Carvajal controls 6,000,000 shares, or 27.9% of the outstanding common stock, and One World Partners controls 1,450,000 shares, or 6.8% of the outstanding common stock. These four shareholders will vote
47.9% of the outstanding common shares in favor of the proposals. Corporation does not intend to solicit proxies other than the mailing of proxy materials. Both Proposals require the affirmative vote of a majority of the issued and outstanding shares of Common Stock.


                   SECURITY OWNERSHIP OF
          CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table and notes thereto sets forth, as of December 31, 1996, certain information regarding ownership of common stock by (i) each person known to the Corporation to beneficially own more than 5% of its common stock, (ii) each director and nominee for director of the Corporation and (iii) all present officers and directors of the Corporation as a group.

    Under the rules and regulations of the Securities and Exchange Commission, a person is deemed to own beneficially all securities of which that person owns or shares voting or investment power as well as all securities which may be acquired through the exercise of currently available conversion, warrant or option rights. Unless otherwise indicated, each such person possesses sole voting and investment power with respect to the shares owned by him.

Name and Address             Amount and Nature of     Percent of
of Beneficial Owner          Beneficial Ownership     Outstanding

Dennis D. Bradford             1,522,638 (a)(b)            7.0%
301 NW 63rd, Suite 500
Oklahoma City, OK 73116

Robert E. and Linda D. Swain   1,721,170                   8.0%
1055 Bay Esplanade
Tampa, FL 34630

Francisco Carvajal             6,000,000                  27.9%
Carr. 20, KM 3.8
Guaynabo, PR  00970

One World Partners Limited     1,450,000                   6.8%
Tremont House
4 Park Road
Hamilton, HM11 Bermuda

Jay T. Edwards                     6,150 (c)                 *
301 NW 63rd, Suite 500
Oklahoma City, OK 73116

Alejandro G. Asmar                     0                    0
AGA Investment & Business Group
268 Munoz Rivera Avenue
Suite 1000
Hato Rey, PR 00918

Catherine Myers                       20                     *
301 NW 63rd, Suite 500
Oklahoma City, OK 73116

All officers and directors
  as a group (4 persons)       9,249,978 (d)              43.0%

*Less than 1% of the common stock outstanding at December 31, 1996.

(a) Includes 13,100 shares of common stock that may be acquired upon exercise of employee stock options previously granted under the Corporation's 1987 Stock Option Plan.

(b) Includes 403,000 shares of common stock which may be acquired upon exercise of nonqualified incentive stock options granted
    December 14, 1993.

(c) Includes 4,700 shares of common stock that may be acquired upon exercise of employee stock options previously granted under the Corporation's 1987 Stock Option Plan.

(d) Includes 417,800 shares of common stock that may be acquired by such persons upon exercise of employee stock options previously granted under the Corporation's 1987 Stock Option Plan and on December 14, 1993.


           AUTHORIZATION TO INCREASE COMMON STOCK
                       (Proposal One)

    The Board of Directors has approved and recommends that the stockholders of the Corporation approve an amendment to the Corporation's Certificate of Incorporation for the purpose of increasing the number of its authorized shares of Common Stock from 25,000,000 to 50,000,000 and to decrease the par value to $.005 per share.

    The Board of Directors believes that the increase in the number of authorized shares of Common Stock will increase the flexibility of the Corporation for raising additional capital and future acquisitions.

    The number of shares currently outstanding is 21,452,642 or approximately 86% of the currently authorized shares. Upon an increase of the authorized capital to 50,000,000 shares, current shareholders would own approximately 43% of the authorized shares.

    The affirmative vote of a majority of the outstanding Common
Stock entitled to vote on this proposal to amend the Corporation's Certificate of Incorporation is required for approval of the proposal. The Board of Directors recommends voting FOR this proposal to amend the Certificate of Incorporation.


            AUTHORIZATION OF REVERSE STOCK SPLIT
                       (Proposal Two)

    The Board of Directors has approved and recommends that the stockholders of the Corporation approve a one for five reverse stock split of the Corporation's Common Stock and to increase or maintain the authorized Common Stock at 50,000,000 shares, par value $0.005 per share; provided, however, that the Corporation's Common Stock will be accepted for listing on the Nasdaq National Market or the American Stock Exchange. Accordingly, shareholders are being asked to approve the reverse stock split and to authorize the Board of Directors to take the necessary action to achieve the stock split and change or maintain authorized Common Stock only if the Corporation's Common Stock is listed on the Nasdaq National Market or the American Stock Exchange.
It is possible that the reverse stock split will not occur if the Corporation is unable to list the Common Stock on a national market for reasons other than pricing. The Corporation knows of no reason why its Common Stock would not be accepted for listing and is currently in discussions with officials of both the American Stock Exchange and Nasdaq. The
Corporation's Board of Directors will make the final determination as to when and whether the Corporation will effect the reverse stock split.

    The proposed reverse stock split would be achieved by amendment to the Certificate of Incorporation to reclassify and change (without any further act) the currently authorized 25,000,000 shares of Common Stock par value of $0.01 to 5,000,000 shares of Common Stock par value $0.05. The amendment to the Certificate of Incorporation would also provide for an increase in the authorized Common Stock to 50,000,000 (post-split) shares, par value $0.005 per share.

    The purpose of the reverse stock split is to establish an appropriate price in the public market for the Corporation's Common Stock in order to meet certain listing requirements for the Common Stock being traded in a meaningful market, such as the Nasdaq National Market or the American Stock Exchange. On January 31, 1997, shares of the Corporation's
Common Stock were trading at $0.23 per share, asked, as quoted by the NASDAQ Electronic OTC Board.

    If the reverse stock split is approved by the stockholders, the Corporation will file an appropriate amendment to the Certificate of Incorporation effecting such reverse stock split and establishing the required number of shares of authorized Common Stock only upon a the listing of the Common Stock and a decision by the Board of Directors to do so. The stockholders of the Corporation will be given notice to surrender their certificates of shares to American Stock Transfer, as transfer agent for the Corporation, in order that new certificates (giving effect to the reverse stock split) can be issued.

    Any fractional shares to be issued will be rounded up the nearest whole share by the stock transfer agent upon the reissuance of shares surrendered.


         IMPACT OF PROPOSALS ON SHARES OUTSTANDING

    Currently, there are 21,452,642 shares of Common Stock issued and outstanding and 989,365 shares reserved for issuance under certain incentive option plans and outstanding warrants. If both Proposals are approved and if the Corporation's Common Stock is accepted for listing, the effect will be that the Corporation will have authorized Common Stock of 50,000,000 shares, par value $0.005 per share, of which 4,290,528 shares would be issued and outstanding and 197,873 shares would be reserved for issuance under incentive option plans and outstanding warrants. If only Proposal One is adopted, 50,000,000 shares of Common Stock, par value $0.005 per share, and the number of outstanding shares would remain the same.


               INDEPENDENT PUBLIC ACCOUNTANTS

    KPMG Peat Marwick, LLP, independent certified public accountants, have served the Corporation as its principal accountants, for the past year and were responsible for the audit of the Corporation's most recent financial statements. Representatives of such firm will be present at the Corporation's Special Meeting and will have the opportunity to respond to appropriate questions and to make a statement if they so desire.




                       OTHER BUSINESS

    Management does not intend to bring any matters before the meeting other than those set forth in the accompanying notice.
Management knows of no other matters to be brought before the meeting by others. However, if any other matters are brought before the meeting, the proxies named in the enclosed form of proxy will vote in accordance with their judgment on such matters.

                             By Order of the Board of Directors



                                       Dennis D. Bradford
                                       Chairman of the Board

Oklahoma City, Oklahoma
February 4, 1997

        YOUR COOPERATION IN GIVING THIS MATTER YOUR IMMEDIATE
            ATTENTION AND IN RETURNING YOUR PROXY PROMPTLY
                        WILL BE APPRECIATED